UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO”) hereby notifies investors that it has created an investor chat room on Discord (https://discord.com) to provide accurate and transparent information on the Company and a forum for fair debate and analysis of its common stock:

https://discord.gg/3tyYyyRq

Since assuming its role as management on or around March 5, 2019, it quickly became apparent that a concerted smear campaign was being coordinated against the Company by and on certain microcap investor forums. Some of these chat rooms are moderated by cohorts who have consistently deleted posts by investors and continually slander/libel the Company and its founders/management. FOMO CORP. is preparing a complaint about one such site with regulators, including FINRA (Financial Industry Regulatory Authority @ https://www.finra.org/about), as these tainted chat rooms are damaging its business prospects and reputation in the capital markets. Management believes such negative campaigns may be remedied by amendments to Section 230 of the Communications Decency Act of 1996, as operators of information sites have a duty to provide fair and accurate forums for their audiences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date:	January 13, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer